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                                                                     EXHIBIT 5.1

                            WILLIAM S. CLARKE, P.A.
                                ATTORNEY-AT-LAW
                  457  NORTH  HARRISON  STREET  -  SUITE 103
                        PRINCETON,  NEW  JERSEY   08540
                                  __________

                          TELEPHONE:  (609) 921-3663
                             FAX:  (609) 921-3933


                                October 9, 1997


Gothic Energy Corporation
5727 South Lewis Avenue - Suite 700
Tulsa, Oklahoma  74105


Gentlemen:

     I have acted as counsel for Gothic Energy Corporation (the "Company") in connection with the preparation of a Registration Statement filed by the Company under the Securities Act of 1933, as amended (File No. 333-__________) relating to a proposed public offering of $100,000,000 principal amount of the Company 12 1/4% Series B Senior Notes due 2004 (the "Notes").

     In my capacity as counsel to you, I have examined the original, certified, conformed photostats or xerox copies of all such agreements, certificates of public officials, certificates of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

     On the basis of such examination, I advise you that, in my opinion the Notes when sold as contemplated by the Registration Statement will be the binding obligations of the Company.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my firm in the prospectus forming a part of such Registration Statement.

                                        Very truly yours,

                                        William S. Clarke, P.A.


                                        By:    /s/ William S. Clarke
                                            ------------------------------------
                                            William S. Clarke